Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contact:
Thomas R. Quinn, Jr.
President and Chief Executive Officer
Phone 717.530.2648
77 East King Street | Shippensburg, PA 17257

Orrstown Financial Services, Inc. Announces Executive Level Promotions and Appointments

SHIPPENSBURG, PA (June 23, 2011) Thomas R. Quinn, Jr., President and Chief Executive Officer of Orrstown Financial Services, Inc. (NASDAQ: ORRF), parent company of Orrstown Bank, is pleased to announce the following Executive Management promotions and appointments:

Jeffrey W. Embly has been promoted to Chief Operating Officer. Jeff has over 19 years of banking experience, including 14 years with Orrstown Bank, and has served in many capacities during his career at the Bank, including most recently, Chief Credit Officer. Jeff’s leadership, business acumen, and in-depth understanding of the banking industry which he has gained as a result of overseeing a variety of business lines throughout his career have positioned him well for his new responsibilities. Most recently, Jeff led the Bank’s Credit Department through unprecedented times within our industry. In addition to serving on many committees within the Bank, Jeff will directly oversee the Bank’s operations, technology and credit departments.

Philip E. Fague has been promoted to the role of Senior Executive Vice President, responsible for the Bank’s retail, consumer, mortgage and trust lines of business. Philip has had a tremendous impact on the strategic growth of the organization, previously overseeing the trust and wealth management group and, most recently, built the Bank’s mortgage group into a highly productive and profitable stand alone business unit. In addition, Philip’s prior oversight of the retail branch business presents a unique opportunity to fully integrate consumer lines and leverage cross-selling efforts to increase our share of meeting our customers’ financial services needs, and helping them realize their dreams.

Barbara E. Brobst has been promoted to Executive Vice President in charge of Human Resources. Barb, who was recently named Business Person of the Year by the Shippensburg Chamber of Commerce, has developed the organization’s financial advisory group, Orrstown Financial Advisors, into a successful team that has been able to expand its asset growth and profitability under her leadership. Barb’s exceptional personnel skills and thorough understanding of the business will be of great value as we look to expand our Human Resources Department in critical areas such as compensation, training and recruitment. Orrstown Bank’s ongoing commitment to our employees is a key factor in our ability to grow the organization while continuing to produce peer leading results.

Jeffrey S. Gayman has been promoted to Executive Vice President, maintaining his responsibilities for the Bank’s commercial business unit. Jeff has demonstrated outstanding leadership by growing the Bank’s commercial loan portfolio, particularly during this prolonged period of industry contraction. Jeff offers tremendous expertise and guidance to the commercial team and is well positioned to take the business to even higher levels of success.

As a result of Jeff Embly’s promotion, Orrstown Bank has hired Michael Moore to serve as Senior Vice President, Chief Credit Officer. Mike comes to Orrstown Bank with a wealth of knowledge as a Credit professional. His 14 years of banking experience include management of a credit department with 12 credit analysts and a $1.7 billion dollar loan portfolio, portfolio management, commercial lending, managing a team of commercial lenders in the Harrisburg region, and most recently, Chief Credit and Risk Officer, at a community bank located in south-central Pennsylvania.

With the promotion of Barb Brobst to Executive Vice President of Human Resources, Bob Russoli will take on the role of Senior Vice President for Orrstown Financial Advisors. A two time recipient of Financial Network Investment Corporation’s Dual Representative of the Year award, Bob brings to the position a great deal of experience and a proven track record of success. Bob will add great value in his new role as leader of the trust and brokerage departments as Orrstown Bank looks to continue the expansion of Orrstown Financial Advisors. Thomas R. Quinn, Jr., President and CEO commented: “Orrstown Bank has an exceptionally talented Executive Management Team, and each of these well-deserved promotions and organizational changes will lay the groundwork for the future growth of our organization. In addition, I welcome Mike Moore to the team to further strengthen our depth within the executive management ranks. I look forward to working with each of these leaders in their new roles.”

With over $1.5 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty-one banking offices and two remote service facilities located in Cumberland, Franklin and Perry Counties, Pennsylvania and Washington County, Maryland. Orrstown Financial Services, Inc.’s stock is traded on the NASDAQ Capital Market under the symbol ORRF.

Safe Harbor Statement: This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the Corporation’s business strategy due to changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; changes in laws and regulations, including the recent Dodd-Frank Wall Street Reform and Consumer Protection Act; interest rate movements; changes in credit quality; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Orrstown Financial Services, Inc.’s filings with the Securities and Exchange Commission. The statements are valid only as of the date hereof and Orrstown Financial Services, Inc. disclaims any obligation to update this information.

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